Exhibit 10.1

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of February 3, 2023 (this “Agreement”), is entered into by and between SRAX, Inc., a Delaware corporation (the “Buyer”), and DNA Holdings, LLC, a limited liability company formed under the laws of the Commonwealth of Puerto Rico (the “Seller”).

Reference is made to that certain Asset Purchase Agreement dated as of even date herewith (the “Purchase Agreement”), by and between the Buyer and the Seller. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Seller has agreed to sell, assign, transfer and deliver the Purchased Assets to the Buyer; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Buyer has agreed to assume the Assumed Liabilities.

NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Assignment and Acceptance of Purchased Assets. Effective as of the date hereof, the Seller hereby transfer, convey, assign and deliver to the Buyer the Purchased Assets in accordance with the terms of the Purchase Agreement.

Section 2. Assignment and Assumption of Assumed Liabilities. The Seller hereby transfers to the Buyer, and the Buyer hereby accepts and assumes from the Seller, the Assumed Liabilities in accordance with the terms of the Purchase Agreement. For the avoidance of doubt, the Buyer does not assume, and the Seller shall retain the Excluded Liabilities.

Section 3. Further Assurances. The Seller hereby agrees to take any and all additional actions and to execute, acknowledge and deliver any and all documents which the Buyer may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.

Section 4. Amendment and Modification; Waiver. No provision of this Agreement may be waived, amended, supplemented or modified by either party, unless such waiver, amendment, supplement or modification is explicitly set forth in writing and executed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification. The waiver by any party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

Section 5. No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies or claims under, or by any reason of, this Agreement or any term, covenant or condition hereof.

Section 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.

Section 7. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8. Purchase Agreement. This Agreement is subject in all respects to the terms and conditions of the Purchase Agreement. To the extent of any conflict between the terms of the Purchase Agreement, on the one hand, and this Agreement or any other agreement to which the parties hereto are party relating to the assignment of the Purchased Assets or assumption of the Assumed Liabilities, on the other hand, the Purchase Agreement shall govern and control. Nothing contained in this Agreement or in any other agreement to which the parties hereto are party relating to the assignment of the Purchased Assets or assumption of the Assumed Liabilities shall be deemed to supersede any of the covenants, agreements, representations or warranties of the applicable parties contained in the Purchase Agreement.

Section 9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or other provisions of this Agreement in any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed this Bill of Sale and Assignment and Assumption Agreement as of the date first above written.

BUYER:

SRAX, INC.

By:	/s/ Christopher Miglino
Name:	Christopher Miglino
Title:	Chief Executive Officer

SELLER:

DNA HOLDINGS, LLC

By:	The Roundtable LLC
Its:	Manager

By:	/s/ Brock Pierce
Name:	Brock Pierce
Title:	Member-Manager

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